Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 2, 2020, relating to the financial statements of Sorrento Therapeutics, Inc. appearing in the Annual Report on Form 10-K for the year ended December 31, 2021.

/s/ Deloitte & Touche LLP

San Diego, California

December 16, 2022